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                                   EXHIBIT 99
                                   ----------

                         R.G. BARRY CORPORATION APPROVED
                       FOR AMERICAN STOCK EXCHANGE LISTING
      FOOTWEAR MARKETER EXPECTED TO BEGIN TRADING ON AMEX DECEMBER 2, 2005

PICKERINGTON, OHIO -- Thursday, December 1, 2005 -- R.G. BARRY CORPORATION (OTC BULLETIN BOARD: RGBC.OB), the Dearfoams(R) company, today reported that it has been approved for listing on the American Stock Exchange. Trading in the Company's shares on the AMEX is expected to begin on Friday, December 2, 2005, under the symbol DFZ.

"We are very pleased to be rejoining the AMEX where we were listed for more than 25 years. It is the financial marketplace that makes the most sense for our company, and we believe that listing there will make R.G. Barry attractive to a larger base of investors and smooth trading volatility," said R.G. Barry President and CEO Thomas M. Von Lehman

The Dearfoams(R) company is one of the world's leading suppliers of comfort footwear for at- and around-the-home. Its footwear products are sold worldwide through traditional, promotional and national chain department stores, discount stores, warehouse clubs, supermarkets, drug chains and specialty catalogs. The Company's principal brands include Dearfoams(R) and EZfeet(R) slippers.

R.G. Barry Corporation's common shares currently are dually quoted on the Over-The Counter Bulletin Board and The Pink Sheets under the trading symbol RGBC.OB.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this news release, other than statements of historical fact, are forward-looking statements, and are based upon information available to the Company on the date of this release. Our forward-looking statements inherently involve risks and uncertainties that could cause actual results and outcomes to differ materially from those anticipated by our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company's ability to maintain its compliance with all applicable listing standards necessary on the date its common shares are scheduled to begin trading on the American Stock Exchange and its ability to maintain in the future the standards necessary for continued listing on the exchange. Other risks to the Company's business are detailed in our previous press releases, shareholder communications and Securities Exchange Act filings including our Annual Report on Form 10-K for the fiscal year ended January 1, 2005. Except as required by applicable law, we do not undertake to update the forward-looking statements contained in this news release to reflect new information that becomes available after the date hereof.

AT THE COMPANY:  Daniel D. Viren, Senior Vice President-Finance (614) 864-6400
                 Roy Youst, Director Corporate Communications (614) 864-6400